UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, Arcus Biosciences, Inc. (“Arcus”) announced that Jennifer Jarrett has been appointed as Arcus’s Chief Operating Officer.  Pursuant to her offer letter, Ms. Jarrett’s annual base salary is $500,000, her annual target bonus is 50% of her base salary, she was granted options to acquire an aggregate of 900,000 shares of Arcus common stock under the company’s 2020 Inducement Plan and 2018 Equity Incentive Plan, and she will receive 400,000 restricted stock units (“RSUs”) when the company makes its 2021 annual refresher awards.  The stock options have an exercise price equal to the fair market value of Arcus’s common stock on her first date of employment and vest monthly over four years, subject to her continued service to Arcus.  The RSUs will vest quarterly over four years, subject to her continued service to Arcus. Ms. Jarrett will also enter into Arcus’s standard form of severance and change of control agreement with  Arcus, pursuant to which Ms. Jarrett will receive specified cash severance, medical premium payments and accelerated vesting of equity awards in the event her employment with Arcus terminates under specified conditions within 12 months following a change of control of Arcus. Ms. Jarrett will also participate in Arcus’s severance program for terminations without cause that are not in connection with a change of control, pursuant to which, upon the occurrence of such an event, Ms. Jarrett would receive specified cash severance and medical premium payments and may receive her pro-rata bonus based on the number of days that she was employed during the year of termination.

Ms. Jarrett, age 49, joins Arcus from Uber, a technology company, where she served as Vice President of Corporate Development and Capital Markets from January 2019 to September 2020. Ms. Jarrett served as Arcus’s Chief Operating and Financial Officer from June 2018 to January 2019, and as its Chief Business Officer and Chief Financial Officer from March 2017 to June 2018. From April 2016 to September 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, Inc., a commercial biopharmaceutical company, which was acquired by Pfizer Inc. Prior to that, Ms. Jarrett spent 20 years in investment banking, most recently as Managing Director at Citigroup from July 2010 to April 2016, where she was responsible for managing their west coast life sciences investment banking practice. Before that, Ms. Jarrett was a Director and Managing Director at Credit Suisse from 2000 to 2010, and an associate at Donaldson, Lufkin & Jenrette from 1998 to 2000. During her tenure as an investment banker, Ms. Jarrett covered biotechnology and pharmaceutical companies, primarily in the San Francisco Bay Area. Ms. Jarrett currently serves on the board of directors of Arena Pharmaceuticals, Inc. and Syndax Pharmaceuticals, Inc., and previously served on the board of Audentes Therapeutics until its acquisition by Astellas Pharma Inc. in January 2020.

Ms. Jarrett holds a B.A. in Economics, cum laude, from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.

Ms. Jarrett currently serves on the Board of Arcus Biosciences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: October 1, 2020	By:	/s/ Terry Rosen, Ph.D.
Terry Rosen, Ph.D.
Chief Executive Officer